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                                                                      Ex. - 10.6

                                                                      [HSA LOGO]


    THIS WARRANT REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN ACQUIRED IN A TRANSACTION NOT INVOLVING ANY PUBLIC OFFERING AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE LAWS OF ANY STATE. NEITHER THIS WARRANT NOR SUCH SECURITIES MAY BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT, THE LAWS OF ANY APPLICABLE STATE, THE PROVISIONS OF THIS WARRANT, OR THE RECEIPT BY THE ISSUER OF AN OPINION OF COUNSEL, WHICH SHALL BE REASONABLY SATISFACTORY TO THE ISSUER, TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS.

                                NOVEMBER 25, 1998

                                     CLASS B
                           SECURITIES PURCHASE WARRANT

                   to Subscribe for and Purchase Common Stock
                                       of
                             HIGH SPEED ACCESS CORP.

        Void If Not Exercised During The Exercise Period Described Herein

Warrant No. R-001

         1. Grant of Warrant; Conditional Exercise. THIS CERTIFIES that, for value received, VULCAN VENTURES, INCORPORATED, a Washington corporation, or its permitted assigns (the "Holder"), is entitled, subject to the terms and conditions hereinafter set forth, to earn on or prior to the Effective Date, and purchase from High Speed Access Corp., a Delaware corporation(hereinafter called the "Company"), during the Exercise Period, up to Two Million Five Hundred Thousand (2,500,000), fully paid, nonassessable shares of Common Stock, $0.01 par value, of the Company (the "Maximum Number of Warrant Shares") at the price of $5.00 per share. THE AGGREGATE EXERCISE PRICE OF THIS WARRANT SHALL BE AN AGGREGATE AMOUNT NOT TO EXCEED TWELVE MILLION FIVE HUNDRED THOUSAND DOLLARS ($12,500,000). This Class B Securities Purchase Warrant ("Warrant") is issued pursuant to the terms and conditions of, and is qualified by and subject to,
Section 6 of the Systems Access Agreement (defined below), which is incorporated herein by reference. The number of shares of Common Stock to be received upon exercise of this Warrant and the price to be paid for each such share of Common Stock may be adjusted from time to time as hereinafter set forth. The exercise price of a share of Common Stock in effect at any time and as adjusted from time to time, is hereinafter referred to as the "Warrant

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Price." This Warrant may not be exercised unless accompanied by a signed
Subscription Form in the form attached hereto as Exhibit A.

         2. Definitions. Unless otherwise defined herein, as used in this Securities Purchase Warrant, the following terms shall have the meanings ascribed to them as follows:

         (a) "Affiliate" means, with respect to the Holder, any entity or person controlled, directly or indirectly, by Paul G. Allen, or in which Paul G. Allen either individually or through an entity which he controls or holds an equity investment of at least $100,000,000 in value. As used in the foregoing sentence, "controlled" means (i) with respect to any entity, the ability to exercise voting power with respect to at least 50% of the outstanding voting securities of such entity, and (ii) with respect to any person, such person's lineal descendants or ancestors or spouses of any of them, or a trust or family limited partnership established for their benefit.

         (b) "Cable System" shall have the meaning given it in Section 1.2 of the Systems Access Agreement.

         (c) "Class A Warrant" means, as the context requires, a certain Class A Securities Purchase Warrant dated November 25, 1998, between the Company and the Holder (the form of which is attached as Annex C to the Systems Access Agreement), or the number of Subscribed/Warrant Shares issued or issuable under such warrant agreement.

         (d) "Common Stock" means the shares of common stock of $.01 par value that the Company is authorized to issue in accordance with its Amended Certificate (as defined in the Series B Convertible Preferred Stock Purchase Agreement dated November 25, 1998, by and between the Company and Holder (the "Series B Purchase Agreement") and all securities into which such Common Stock is exchanged or converted.

         (e) "Company" means High Speed Access Corp., a Delaware corporation, or such successor company as may result from any merger or other business combination or reorganization of High Speed Access Corp.

         (f) "Committed System" shall have the meaning given it in Section 1.8 of the Systems Access Agreement.

         (g) "Effective Date" means the date any Warrant Share becomes automatically issuable in accordance with the provisions hereof and the Systems Access Agreement and which shall in no event be later than July 31, 2003, unless extended pursuant to Section 6.4 of the Systems Access Agreement.

         (h) "Exercise Period" means, with respect to any Warrant Share, subject to any extension or extensions of the period pursuant to Section 7(c), the period beginning on the Effective Date

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of this Warrant and ending on the earlier of (i) the first anniversary of the date upon which a Qualified Public Offering becomes effective, or (ii) December 31, 2013.

         (i) "Exercise Price" means $5.00 per Warrant Share (adjusted if appropriate pursuant to Sections 6 or 7).

         (j) "Holder" means Vulcan Ventures, Incorporated, a Washington corporation, or any other Person to whom this Warrant is transferred in accordance with Section 5 hereof.

         (k) "Homes Passed" shall have the meaning given it in Section 1.16 of the Systems Access Agreement.

         (l) "Network Services Agreement" means the Network Services Agreement dated November 25, 1998, among the Company, Charter Communications, Inc., and Marcus Cable, Inc.

         (m) "Office" means the Company's office at 1000 W. Ormsby Ave, Suite 210, Louisville, KY 40210, or such other office as the Company may designate by written notice to the Holder.

         (n) "Operators" shall have the meaning given it in Section 1.24 of the Systems Access Agreement.

         (o) "Person" means any person, firm, Company, or other entity.

         (p) "Receipt" means a written receipt, deliverable by the Company to the Holder pursuant to Section 4, (a) acknowledging the Company's receipt of the Exercise Price and the Holder's timely and proper exercise of this Warrant, and
(b) obligating the Company to issue a Stock Certificate to the Holder within 30 working days after this Warrant's surrender to the Company.

         (q) "Qualified Public Offering" means an underwritten public offering, initiated by resolution of the Company's Board of Directors, of the Company's Common Shares at a minimum per share offering price of at least $7.50 (as proportionately and appropriately adjusted to reflect any subdivision, reverse stock split or recapitalization of the Company's Common Shares after the date hereof) and aggregate gross proceeds of not less than $50 million to the Company which has been made pursuant to a registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

         (r) "Secretary" means W. Kent Oyler III or his duly elected and qualified successor as the Company's Secretary, or any duly elected and qualified Assistant Secretary of the Company.

         (s) "Securities Laws" means the Securities Act of 1933, as amended, or the securities laws of any state, or any similar successor federal or state statutes and rules and regulations thereunder, all as the same shall be in effect from time to time.

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         (t) "Stock Certificate" means an appropriate certificate issued in the
Holder's name representing the Subscribed Shares.

         (u) "Subscribed Shares" means, collectively, the number of whole Warrant Shares that the Holder designates on the Subscription Form as Warrant Shares that the Holder wishes to purchase upon this Warrant's surrender to the Company, which shall not exceed 2,500,000 shares of Common Stock (adjusted, if appropriate, pursuant to Sections 6).

         (v) "Subscription Form" means the subscription form attached as Exhibit A to this Warrant.

         (w) "Systems Access Agreement" means a certain Systems Access and Investment Agreement dated November 25, 1998, among the Company, the Holder, Charter Communications, Inc., and Marcus Cable, Inc.

         (x) "Warrant" means this Securities Purchase Warrant.

         (y) "Warrant Period" means the period beginning on the date hereof and ending on the last date of the Exercise Period.

         (z) "Warrant Shares" means, collectively, the maximum number of shares of Common Stock that this Warrant entitles the Holder to subscribe for and receive upon the Holder's exercise of this Warrant in accordance with Section 3, or, as appropriate if the context requires, these same shares of Common Stock as they may be issued and outstanding in the hands of the Holder after exercise of this Warrant.

         3. Exercise of Warrant.

         (a) This Warrant entitles the Holder to earn, from time-to-time and upon the terms and conditions set forth in this Warrant but in no event later than the Effective Date, and purchase during the Exercise Period, for Subscribed Shares in any amount equal to the number of Homes Passed (in excess of 750,000 plus those Homes Passed counted for purposes of earning Class A Warrants pursuant to Section 6.1.1 of the Systems Access Agreement) in Cable Systems which the Operator has designated as additional Committed Systems (on a one (1) Warrant Share per each Home Passed basis), in accordance with Section 2.2 of the Network Services Agreement; provided that:

                           (1) the number of Subscribed Shares issuable under this Warrant, to the extent of the number of Homes Passed in an additional Committed System designated under Section 2.2 of the Network Agreement (on a one (1) Warrant Share per Home Passed basis), will be cancelled and deemed forfeited by Holder (or its permitted transferee) in the event any Operator withdraws Committed Systems under the Network Agreement for any reason other than pursuant to Sections 18.1, 18.2,
         18.3 and/or 18.6 of such Network Agreement, except to the

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         extent Holder or such Operator replaces the Homes Passed in such withdrawn Committed System with Homes Passed in another Committed System(s)or additional Committed Systems, provided, that Subscribed Shares issuable under this Warrant will not be cancelled or deemed forfeited if Operator terminates any of HSAC's exclusive rights to provision HSAC Services in any Committed Systems as provided for or permitted under the Systems Access Agreement or the Network Services Agreement; and provided further, that as of July 31, 2003, the parties shall effect a reconciliation of the total number of Homes Passed in all Committed Systems (in excess of 750,000) under the Network Agreement, the number of outstanding Class A Warrants and Class B Warrants, and the number of shares theretofore issued upon exercise of this Warrant and the Class A Warrant. If such reconciliation reveals that the total number of Homes Passed in all Committed Systems (in excess of 750,000) under the Network Agreement (after adding back in Homes Passed in Committed Systems and additional Committed Systems withdrawn from the Network Agreement pursuant to Sections 18.1, 18.2,
         18.3 and/or 18.6 thereof) is different than the total number of all outstanding Class A Warrants and Class B Warrants and Warrant Shares, then the number of Class A Warrants and/or Class B Warrants will be adjusted upward or downward, as the case may be. If the number of unexercised Class A Warrants and/or Class B Warrants then held by Vulcan is insufficient to cover any shortfall, then Vulcan (or its permitted transferee) shall return to HSAC a number of Warrant Shares necessary to meet such shortfall, and HSAC shall refund to Vulcan the exercise price paid by Vulcan for such returned Warrant Shares;

                           (2) the inspection and commissioning procedures set forth in Section 2.3 of the Network Agreement have been satisfied, and

                           (3) at no time may the number of such Subscribed Shares/Warrant Shares exceed, in the aggregate, the Maximum Number of Warrant Shares.

                  (b) To exercise this Warrant an authorized officer of Holder (or its permitted transferee) shall, during the Exercise Period, on the day the Holder wishes to exercise this Warrant (the "Exercise Date"):

                           (1) Complete and certify the Subscription Form by designating the number of Subscribed Shares to which the Holder (or such permitted transferee) is entitled to exercise and wishes to exercise pursuant to such Subscription Form and Section 1 hereof (which may be less than or equal to the Maximum Number of Warrant Shares);

                           (2) Surrender this Warrant to the Secretary at the Company's Office, and

                           (3) Upon the surrender of this Warrant to the Secretary, deliver to the Secretary at the Company's Office a certified or cashier's check payable to the Company's order in an amount equal to
         (i) the number of Subscribed Shares, times (ii) the Exercise Price.

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In the event the Company has completed a Qualified Public Offering, the Holder may at its option, in lieu of tendering a certified or cashier's check as provided in subparagraph (3) above, exercise this Warrant by submitting, during normal business hours, a duly executed exercise notice marked to reflect "Net Issue Exercise," and specifying the number of shares of Warrant Shares to be exercised. Upon a Net Issue Exercise, Holder shall be entitled to receive Warrant Shares equal to the value of this Warrant (or the portion thereof being exercised by Net Issue Exercise) by surrender of this Warrant to the Company together with notice of such election, in which event the Company shall issue to Holder a number of shares of the Company's Common Stock computed as of the date of surrender of this Warrant to the Company using the following formula:

                           X = Y x (A-B)
                               _________
                                    A

         Where    X = the number of Warrant Shares to be issued to Holder;

                  Y = the number of Warrant Shares purchasable under this
                      Warrant (at the date of such calculation).

                  A = the Current Market Price of one share of the Company's
                      Common Stock (at the date of such calculation);

                  B = the Exercise Price (as adjusted to the date of such
                      calculation).

As used above, "Current Market Price" means, if the Company's Common Stock is traded on a national securities exchange, the NASDAQ National Market System or the over-the-counter market, the average of the last reported price over the five (5) trading days immediately preceding the date of valuation at which the Common Stock has traded on such national securities exchange, the NASDAQ National Market System or the average of the bid and asked prices on the over-the-counter market on the date of valuation.

                  (c) Notwithstanding any delay in the actual issuance of a Stock Certificate or Receipt pursuant to Section 4 hereof, the Warrant Shares shall be deemed issued for all purposes as of the opening of business on the Exercise Date subject to the provisions of Section 6.1.3 of the Systems Access Agreement, and the Holder shall for all purposes be deemed to be the holder of record of the Subscribed Shares to which the Receipt or the Stock Certificate pertains.

         4. Issuance of Certificate for Subscribed Shares. Upon the Holder's exercise of this Warrant in accordance with Section 3, the Company shall deliver to the Holder:

                  (a) If the Subscribed Shares constitutes the Maximum Number of Warrant Shares (and as the Company chooses), either (1) a Stock Certificate, or
(2) a Receipt.

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                  (b) If the Subscribed Shares constitute less than the Maximum
Number of Warrant Shares (and as the Company chooses), either

                           (1) (i) a Stock Certificate, together with (ii) a new Securities Purchase Warrant, containing the same terms and conditions as this Warrant, evidencing the Holder's continued right to subscribe (during the Exercise Period) for the remainder of the Maximum Number of Warrant Shares; or

                           (2) (i) a Receipt, together with (ii) a new
         Securities Purchase Warrant, containing the same terms and conditions as this Warrant, evidencing the Holder's continued right to subscribe (during the Exercise Period) for the remainder of the Maximum Number of Warrant Shares.

         5. Transfer of Warrant.

                  (a) This Warrant shall be registered on the books of the Company, which shall be kept at its Office for that purpose, and shall be transferable in whole or in part but only on such books, by the Holder (or Holder's duly authorized representative) in person or by duly authorized attorney substantially in the form of Exhibit B hereof, and only in compliance with paragraph (b) below. The Company may issue appropriate stop orders to its Secretary or transfer agent to prevent a transfer in violation of this Section 5 and Section 7.

                  (b) The Holder may transfer this Warrant to any Person or Persons at any time during the Warrant Period by completing and signing the transfer form (the "Transfer Form") in the form of transfer form attached as Exhibit B to this Warrant; provided, however, that without the prior written consent of the Company, this Warrant and all rights hereunder may be transferred only (i) to an Affiliate, or (ii) in accordance with the requirements of Section 8 hereof and pursuant to the registration of this Warrant or the Warrant Shares under the Securities Laws (except as otherwise limited by any applicable shareholders buy-sell, registration rights, or voting agreements binding upon the Holder) or subsequent to eighteen (18) months from the Effective Date hereof an exemption under Rule 144 or other exemption from such registration. If at least fifteen (15) working days before the end of the Exercise Period the Holder completes and signs the Transfer Form and surrenders this Warrant to the Secretary at the Company's Office, the Company shall, within ten (10) working days after this Warrant's surrender, issue to the transferee or transferees identified on the completed Transfer Form one or more new Securities Purchase Warrants (containing the same terms and conditions as this Warrant) evidencing the transferee's or transferees' right or rights to subscribe (during the Exercise Period) for all or part of the Warrant Shares.

         6. Anti-Dilution. The maximum number of Warrant Shares and the Exercise Price for any Subscribed Shares shall be adjusted if during the Exercise Period, but before the Holder's exercise of this Warrant:

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         (a) Issues of Shares. The Company shall issue any of its Common Shares for a consideration per share which is less than the Exercise Price in effect immediately prior to such issuance (other than shares issued to employees, officers, directors or consultants of the Company pursuant to option plans approved by the Board of Directors of the Company), the Exercise Price shall be reduced to such lower price. For purposes of this subparagraph [a], the following clauses shall also be applicable:

                           [1] Convertible Securities, Options and Rights. If, at any time the Company shall issue or sell any rights, options, warrants or other securities entitling the holders thereof to purchase Common Shares or convert such securities into Common Shares at a price per share (determined by dividing (i) the total amount, if any, received or receivable by the Company in consideration of the issuance or sale of such rights, options, warrants or other securities plus the total amount if any, payable to the Company upon exercise or conversion thereof (the "Total Consideration") by (ii) the number of additional Common Shares issuable upon exercise or conversion of such securities) which is less than the Exercise Price in effect on the date of such issuance or sale, the Exercise Price price shall be adjusted as of the date of such issuance or sale so that the same shall equal the price determined by dividing (i) the sum of (A) the number of Common Shares outstanding on the date of such issuance or sale multiplied by the Exercise Price in effect immediately prior thereto plus (B) the Total Consideration by (ii) the number of Common Shares outstanding on the date of such issuance or sale plus the maximum number of additional Common Shares issuable upon exercise or conversion of such securities. Simultaneously with all adjustments to the number and/or kind of securities, property and cash to be issued in connection with any such issuance, sale or conversion, the Exercise Price will also be appropriately adjusted so that at all times the holder hereof will not pay more than the aggregate purchase price to exercise this Warrant in full immediately after such adjustment as such holder had to pay immediately prior to such adjustment.

                           [2] Distributions, Share Dividends and Splits.

                                    (i) In case the Company declares a dividend
                  or other distribution payable in Common Shares or subdivides its Common Shares into a greater number of Common Shares, the Exercise Price in effect immediately prior to such declaration or subdivision shall be proportionately decreased and the number and kind of shares purchasable upon exercise of this Warrant shall be adjusted so that the holders thereof shall be entitled to receive the kind and number of shares or the other securities of the Company (such other securities thereafter enjoying the rights of shares) that the Holder would have owned or have been entitled to receive after the happening of any of the events described in this paragraph [2] had the Warrant Shares been issued immediately prior to the happening of such event or any record date with respect thereto.

                                    (ii) In case the Company shall distribute to
                  the holders of Common Shares (i) securities, (ii) property, other than cash, or (iii) cash, without fair payment therefor, then, and in each such case, the Holder upon exercise hereof shall be entitled to receive such securities, property and cash which such Holder would have received had

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                  such Holder been the holder of record of the Common Shares, subject, however, to such Holder agreeing to any conditions to such distribution as were required of all other holders of Common Shares in connection with such distribution.

                                    (iii) If the securities to be distributed by
                  the Company to persons other than holders of this Warrant involve rights, warrants, options, or any other form of convertible securities and the right to exercise or convert such securities would expire in accordance with its terms prior to the exercise of this Warrant, and without the exchange of any such rights, warrants or options, then the terms of such securities shall provide that such exercise or convertibility shall remain in effect until thirty (30) days after the date the holder of this Warrant becomes a holder of Common Shares pursuant to the conversion thereof.

                           An adjustment made pursuant to this paragraph [2]
                  shall become effective immediately after the record date in the case of a dividend or distribution and shall become immediately effective after the effective date in the case of a subdivision, combination or issuance. If, as a result of an adjustment made pursuant to this paragraph B, the Holder after exercise shall become entitled to receive shares of two or more classes of capital or Common Shares and any other class of capital stock of the Company, the Board of Directors of the Company (whose determination shall be conclusive and shall be described in a written notice to the Holder promptly after such adjustment) shall determine the allocation of the adjusted Exercise Price between or among shares of such classes of capital stock or Common Shares and such other classes of capital stock.

                           [3] Consideration. In case the Company shall issue
                  its Common Shares for a consideration wholly or partly other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the lesser of
                  (i) the fair market value on the issue date of the Common Shares so issued by the Company, as determined in good faith by the Board of Directors of the Company, less any cash consideration, or (ii) the fair market value of such consideration as determined in good faith by the Board of Directors of the Company.

                           [4] Record Dates. In case the Company shall take a
                  record of the holders of its Common Shares for the purpose of determining Holders entitled (i) to receive a dividend or other distribution payable in Common Shares, or (ii) to subscribe for or purchase Common Shares, then such record date shall be deemed to be the date of the issue or sale of the Common Shares issued upon the declaration of such dividend or the making of such distribution or deemed to have been issued upon the granting of such right of subscription or purchase, as the case may be.

                           [5] Treasury Shares. The number of Common Shares
                  outstanding at any given time shall not include shares owned or held by or for the account of the Company

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                  in its treasury, and the disposition of any such shares so owned or held shall be considered an issue of Common Shares.

                           [6] Minimum Exercise Price. In no case shall the
                  Exercise Price be less than $.01 per share.

                  (b) Stock Combinations. In case the Company shall combine all of the outstanding Common Shares into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased.

                  (c) Reorganizations. If any capital reorganization or reclassification of the capital stock of the Company other than a combination or merger or sale of assets transaction provided for herein (but including any consolidation or merger of the Company with or sale of all or substantially all of its assets to a Continuing Entity) shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby each Holder shall thereafter have the right to receive upon exercise of this Warrant such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding Common Shares equal to the number of Common Shares immediately theretofore issuable upon exercise of this Warrant had such reclassification, consolidation, merger or sale not taken place; and in any such case appropriate provisions shall be made with respect to the rights and interests of each Holder to the end that the provisions hereof (including without limitation provisions for adjustment of the Exercise Price and of the number of shares issuable upon exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger or sale, unless prior to or simultaneously with the consummation thereof the successor Company (if other than the Company) resulting from such consolidation or merger or the Company purchasing such assets shall assume by a written instrument executed and mailed by registered mail, postage prepaid, or delivered to each registered Holder at the last address of such Holder appearing on the Certificate Register (defined in Section 16 hereof), the obligation of the Company to deliver to such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to upon exercise of this Warrant. The provisions of this paragraph (c) shall similarly apply to successive consolidations, mergers or sale of assets.

                  (d) Notice of Adjustment. Upon each adjustment of the Exercise Price, the Company shall give prompt written notice thereof addressed to each registered Holder at the address of such Holder as shown on the Certificate Register, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of Warrant Shares issuable upon exercise hereof, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

                  (e) Fractional Shares. No fractional shares or scrip representing fractional Common Shares shall be issued upon the exercise hereof. Upon exercise by any Holder, such Holder shall be entitled to receive the aggregate full number of Common Shares in which all the Warrant Shares being

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subscribed for by such Holder may exercise and in lieu of any fractional share to which such Holder would otherwise be entitled, an amount equal to such fractional share multiplied by the then fair market value (as hereafter defined) of Common Shares shall be paid by the Company in cash to such holder.

                  (f) Validity of Shares. All Common Shares which may be issued upon exercise of this Warrant will, upon issuance, be legally and validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof.

                  (g) Fair Market Value. For the purposes of this Section 6, if the Company's Common Shares shall be regularly traded in any market, its "fair market value" shall be based on (i) if the Common Shares are listed on a national stock exchange, the closing price on the principal stock exchange where the Common Shares are listed and traded, or if there is no trading on a given day, the mean between the closing bid and asked prices on such day on said exchange, or (ii) if the Common Shares are not so listed, the mean between the closing bid and asked prices on the over-the-counter market as furnished by a national quotation service or the principal broker making a market; and in each case the daily values so obtained shall be averaged over a period of ten (10) consecutive trading days immediately prior to the date of the determination and the average so obtained shall be deemed to be the "fair market value" of the Common Shares hereunder. If the Common Shares are not regularly traded in any market, its "fair market value" may be currently determined by the Board of Directors of the Company for the purpose of any transaction hereunder, and such determination shall be final and binding upon the Holders if it is made in good faith and with due care.

                  (h) No Impairment. The Company will not, by amendment of this Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company under this
Section 6, but will at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Holders against impairment.

                  (i) Notice of Capital Changes. If at any time:

                  [1] The Company shall declare any dividend or distribution (other than a cash dividend) payable to the holders of its Common Shares;

                  [2] The Company shall offer for subscription pro rata to the holders of Common Shares any additional shares of stock of any class or other rights;

                  [3] There shall be any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another Company or business organization;

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                  [4]      There shall be any issuance of securities convertible
                           into, or rights or warrants to purchase, securities of the Company; or

                  [5] There shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company.

                  Then, in any one or more of such cases, the Company shall give the Holders written notice by registered mail, postage prepaid, of the date on which a record shall be taken for such dividend, distribution or subscription rights or for determining shareholders entitled to vote upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up and of the date when any such transaction shall take place, as the case may be. Such notice shall also specify the date as of which the Holders may exercise this Warrant such that the Warrant Shares of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange the Warrant Shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up, as the case may be. Such written notice shall be given at least 30 days prior to the transaction in question and not less than 20 days prior to the record date in respect thereto.

                  The adjustment to the number of Common Shares issuable upon the exercise hereof and the adjustments to the Exercise Price described in this Section 6 shall be made each time any event listed in this Section 6 occurs.

                  If the Company takes any action affecting its Common Shares after the date hereof, that would be covered by this Section 6 but for the manner in which such action is taken or structured, other than an action described in this Section 6, which would in any way diminish the value of this Warrant or the Warrant Shares, then there shall be an adjustment as to the Common Shares purchasable therefor and the Exercise Price payable thereunder in such manner as the Board of Directors of the Company shall in good faith determine to be equitable under the circumstances.

         7. Sale of Warrant or Warrant Shares. Neither this Warrant nor the Warrant Shares have been registered under the Securities Act of 1933, as amended, or under the securities laws of any state. Neither this Warrant nor the Warrant Shares may be sold, transferred, pledged, or hypothecated, in the absence of (i) an effective registration statement for this Warrant or the Warrant Shares, as the case may be, under the Act and such registration or qualification as may be necessary under the securities laws of any state, or
(ii) an opinion of counsel reasonably satisfactory to the Company that such registration or qualification is not required. The Company shall cause a Certificate or Certificates evidencing all or any part of the Warrant Shares prior to any such registration or qualification of Warrant Shares to bear the following legend:

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
         The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state (the "Securities Laws"). These securities may not be offered, sold, transferred, pledged, or hypothecated in the absence of registration under applicable Securities Laws, or the availability of an exemption therefrom. This Certificate will not be transferred on the books of the Company or any transfer agent acting on behalf of the Company except upon the receipt of an opinion of counsel, satisfactory to the Company, that the proposed transfer is exempt from the registration requirements of all applicable Securities Laws, or the receipt of evidence, satisfactory to the Company, that the proposed transfer is the subject of an effective registration statement under all applicable Securities Laws.

         The shares represented by this certificate are subject to and may be transferred only in compliance with the terms of a certain Amended and Restated Shareholders Agreement dated November 25, 1998, as amended, made by and among certain holders of securities of the Company. Copies of that Agreement are available for inspection at the principal or registered office of the Company.

         8. Replacement of Warrant. At the request of the Holder and on production of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, the Company at its expense will issue in lieu thereof a new Warrant of like tenor.

         9. No Voting Rights. Except as otherwise provided herein or in the Shareholders Agreement (referenced in Section 16 hereof) or the Voting Agreement (referenced in Section 16 hereof) or the Amended Certificate, this Warrant shall not be deemed to confer upon the Holder any right to vote or to consent to or receive notice as a stockholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a stockholder, prior to the exercise hereof.

         10. Expenses. The Company will pay all expenses and charges payable in connection with the preparation, issuance and delivery of this Warrant and all substitute Warrants. The Holder shall pay all taxes (other than issuance taxes, including documentary stamp taxes, transfer taxes and other governmental charges, which shall be paid by the Company) in connection with such issuance and delivery of the Warrants and the Subscribed Shares.

         11. Reservation of Shares. The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, solely for the purpose of enabling it to satisfy any obligation to issue shares of Common Stock upon exercise of this Warrant, for the maximum number of shares of Common Stock which may then be deliverable upon the exercise of this Warrant. The Company covenants that all shares of Common Stock which may be issued upon exercise of this Warrant will, upon issue, be fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.

         12. Investment Covenant. The Holder by its acceptance of this Warrant covenants that this Warrant is, and the Warrant Shares issued hereunder will be, acquired for investment purposes, and that the Holder will not distribute this Warrant or the Warrant Shares in violation of any state or federal law or regulations.

         13. Fractional Shares of the Holder. No fractional shares of Common Stock will be issued in connection with any purchase hereunder but in lieu of such fractional shares, the Company shall make a cash refund therefore equal in amount to the product of the applicable fraction multiplied by the Exercise Price then in effect.

         14. Computations. The certificate of any firm of independent public accountants of nationally recognized standing selected by the Company shall be conclusive evidence of the correctness of any computation under this Warrant.

         15. Investor Exit; Other Shareholder Rights. The Holder's rights with respect to voting rights, the transfer of this Warrant and the registration and sale of the Common Stock issuable hereunder are also governed by a certain (i) Amended and Restated Registration Rights Agreement dated November 25, 1998, between the Company and the holders of the Company's common and preferred securities identified as "Investors" in such agreement, and (ii) Amended and Restated Shareholders Agreement dated November 25, 1998, among the Company, and the holders of the Company's common and preferred securities identified as "Investors" in such agreement among the "Shareholders" and "Investors" as identified therein, and (iii) Voting Agreement dated November 25, 1998, among the Company, Broadband Solutions, LLC, Broadband Solutions II, LLC, and Vulcan Ventures, Incorporated, the terms and conditions of which are incorporated herein by reference. The Holder agrees that all Warrant Shares shall be subject to these agreements.

         16. Owner of Warrant. The Company shall keep a register (the "Certificate Register") of the Warrant Certificates and of their transfer and exchange in accordance with the provisions of Sections 5 and 7 hereof. The Certificate Register shall show the names and addresses of the respective Holder(s) and the date and number of Warrants represented on the face of each Warrant Certificate. The Company shall be entitled to treat the Person in whose name a Warrant Certificate is registered as the absolute owner of such Warrant Certificate for all purposes. The Company shall have no duty to inquire into adverse claims to, or the authenticity of any signature of any purported holder of, this Warrant.

         17. Miscellaneous.

                  (a) This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to the conflict of law principles thereof.

                  (b) This Warrant shall bind the Company, its successors and assigns (including any Successor Company), and shall benefit and bind the Holder, the Holder's successors and permitted assigns.

                  (c) The Section headings in this Warrant have been included solely for ease of reference and shall not be considered in the interpretation or construction of this Warrant. All references in this Warrant to "Sections" shall be construed as references to numbered Sections of this Warrant.

                  (d) Any notice or delivery required or permitted by this Warrant shall be deemed given or made for all purposes of this Warrant when (1) the notice is in writing, and (2) the notice or the delivery is delivered by hand or is mailed by registered mail, return receipt requested, addressed to the intended recipient at (A) in the Company's case, the Company's Office, or (B) in the Holder's case, the Holder's address as set forth in the Company's records or at such other address as the Holder may designate by written notice to the Company.

         IN WITNESS WHEREOF, this Warrant has been executed as of the 25th day of November, 1998.

HIGH SPEED ACCESS CORP.



By /s/ Robert S. Saunders

   ______________________________

Name:  Robert S. Saunders

   ______________________________
Date:  November 25, 1998
____________________________

VULCAN VENTURES, INCORPORATED



By /s/ William D. Savoy

   ______________________________

Name:  William D. Savoy

   ______________________________
Title: Vice President
___________________________
Date:____________________________

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